Exhibit 99.1

[COSI LOGO]

FOR IMMEDIATE RELEASE

CONTACT:    William E. Koziel, CFO
            (847) 597-8803

               Karl S. Okamoto Joins Cosi, Inc. Board of Directors

DEERFIELD, Ill., December 17 -- Cosi, Inc., (Nasdaq:COSI), the premium convenience restaurant company, today announced the appointment of Karl S. Okamoto to the company's Board of Directors on December 12, 2007.

"We are very excited to have Karl join us," said William D. Forrest, chairman of the board of Cosi, Inc. "His extensive experience, both in investments and in the legal field, as well as his broad knowledge of growth organizations combined with his experience as a board member of a national multi-unit restaurant concept will be very valuable as we execute our growth strategy to become a leading national brand."

Professor Okamoto, 45, is currently the Director of the Program in Business & Entrepreneurship Law and Associate Professor of Law at the Drexel University College of Law in Philadelphia, Pennsylvania, and serves on the Advisory Board of the Center for Corporate Governance at the Drexel University LeBow College of Business. From March 2005 until its sale in October 2007, he served on the Board of Directors and as Chair of the Compensation Committee of Champps Entertainment Inc., a national restaurant chain. Prior to joining the Drexel faculty, Okamoto served as a Senior Managing Director of Atticus Capital LP from February 2004 to August 2006. From October 2001 to late 2003, he served as an independent consultant to Soros Fund Management and from September 1999 to September 2001 as a senior executive and board member at Harvest Book Company. For more than 10 years, Okamoto was a practicing attorney, including as a partner, at the international law firms of Kirkland & Ellis LLP and Dechert LP. Professor Okamoto received his BA in 1982 and JD in 1985 from Columbia University and has published widely in the area of corporate and securities law.

About Cosi, Inc.

Cosi (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone-hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 107 company-owned and 33 franchise restaurants in nineteen states, the District of Columbia and United Arab Emirates. The Cosi vision is to become America's favorite

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premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi", "Cosi w/hearth design," "Simply Good Tastes" and related marks are registered trademarks of Cosi, Inc. Copyright 2007 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.